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                                                                     Exhibit 1.1

                                1,333,333 Shares

                          FINANCIAL INSTITUTIONS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   June __, 1999

CIBC World Markets
Keefe, Bruyette & Woods, Inc.
c/o CIBC World Markets
CIBC Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

     Financial Institutions, Inc., a New York corporation (the "Company"), and the Young Men's Christian Association of Batavia (the "Selling Shareholder") propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 1,333,333 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). Of the 1,333,333 Firm Shares, 903,133 are to be issued and sold by the Company and 430,200 are to be sold by the Selling Shareholder. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 200,000 shares (the "Option Shares") of Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

     As part of the offering contemplated by this Agreement, CIBC World Markets has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to 133,333 shares, for sale to the Company's employees, officers, directors and associates (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by CIBC World Markets Corp. pursuant to the Directed Share Program (the "Directed Shares") will be sold by CIBC World Markets pursuant to
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this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by CIBC World Markets as set forth in the Prospectus, but CIBC World Markets will use reasonable efforts to offer to other Participants any Directed Shares that are not promptly orally confirmed by any Participants.

     1.  Sale and Purchase of the Shares.  On the basis of the representations,
         -------------------------------
warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column Number of Firm Shares to be Purchased From the Company on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof. The Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column Number of Firm Shares to be Purchased From the Selling Shareholder on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof.

          (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and thereafter on one occasion within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or oral or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on two business days before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

     2.  Delivery and Payment. The Shares shall be represented by definitive
         --------------------
certificates and shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b). The Firm Shares shall be delivered by or on behalf of the Company and the Selling Shareholder, with any transfer taxes thereon duly paid by the Company or the Selling Shareholder, as the case may be, to the Representatives through the facilities of The Depository Trust Company ("DTC"), for

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the respective accounts of the several Underwriters, against payment of the purchase price to the Company and the Selling Shareholder by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Firm Shares shall be made available for inspection not later than 9:30 a.m., New York City time, on the business day prior to the Firm Shares Closing Date at the office of DTC or its designated custodian. The time and date of delivery and payment for the Firm Shares shall be 9:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than ten business days after the date of this Agreement, as shall be agreed upon by the Company, the Selling Shareholder and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date"). The documents to be delivered on the Firm Shares Closing Date on behalf of the parties hereto shall be delivered at the offices of Nixon, Hargrave, Devans & Doyle LLP, Rochester, NY, and the Firm Shares shall be delivered at the office of DTC or its designated custodian on the Firm Shares Closing Date.

     In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price to the Company shall take place as specified above with respect to the Firm Shares at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

     3.  Registration Statement and Prospectus; Public Offering.  The Company
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has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-76865), including a preliminary prospectus relating to the Shares, and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration
Statement shall also be deemed to include such 462(b) Registration Statement.
The term "Prospectus" as used in this Agreement means the prospectus included in the Registration Statement in the form first used to confirm sales of the Shares.

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     The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

     4.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to each Underwriter as follows:

          (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date and on the other dates referred to above, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus are the statements appearing under the caption "Underwriting" in the Prospectus.

          (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any

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     required filing of the Prospectus and any supplement thereto pursuant to
     Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

          (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information.

          (d) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are, and during the periods covered by their reports were, independent public accountants as required by the Securities Act and the Rules.

          (e) The Company and each of its Non-Banking Subsidiaries (as hereinafter defined) are corporations duly organized, validly existing and in good standing under the laws of the State of New York; and each of its Banking Subsidiaries (as hereinafter defined) are duly organized, validly existing and in good standing (i) with respect to Wyoming County Bank, The Pavilion State Bank and First Tier Bank & Trust as banking corporations formed pursuant to Article III of the New York Banking Law and (ii) with respect to the National Bank of Geneva, as a national banking association formed under the laws of the United States. The Company and each such subsidiary or other entity controlled directly or indirectly by the Company, as set forth on Schedules II (Banking Subsidiaries) and II-A (Non-Banking Subsidiaries) hereto (collectively, the "Subsidiaries"), are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). Except as disclosed in the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company and each of its Subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as

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     described in the Registration Statement and the Prospectus, except where the lack of such Permits individually or in the aggregate would not have a Material Adverse Effect. The Company and each of its Subsidiaries have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

          (f) Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in the Prospectus as being owned by it necessary for the conduct of its business. Neither the Company nor any of its Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles, except that First Tier Bank & Trust was notified in 1997 by First Tier Bank Systems (a midwest bank holding company which was subsequently acquired by Norwest Bancorp) of a possible infringement of that entity's trade name.

          (g) The Company and each of its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Prospectus as being owned by it. Any real property and buildings described in the Prospectus as being held under lease by the Company and each of its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not individually or in the aggregate have a Material Adverse Effect.

          (h) There is no litigation or governmental proceeding to which the Company or its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which individually or in the aggregate might have a Material Adverse Effect or affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein: (A) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (B) neither the Company nor its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse

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     Effect; and (C) since the date of the latest balance sheet included in the
     Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

          (j) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or any of its Subsidiaries, as the case may be, in accordance with its terms. Neither the Company nor any of its Subsidiaries, if any Subsidiary is a party, nor to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event individually or in the aggregate would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its Subsidiaries, if any Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties or business may be bound or affected which default or event individually or in the aggregate would have a Material Adverse Effect.

          (k) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation individually or in the aggregate would have a Material Adverse Effect.

          (l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to

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     which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

          (m) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable except as provided in Section 630 of the New York Business Corporation Law. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or its Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and, except for (i) 90 shares of the common stock of The National Bank of Geneva ("NBG") (representing a 0.90% fully diluted equity interest in NBG) and (ii) 306.25 shares of the common stock of Wyoming County Bank ("WCB") (representing a 0.35% fully diluted equity interest in WCB), are owned directly by the Company, free and clear of any security interests, liens, encumbrances, equities or claims.

          (n) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each director and executive officer of the Company, and certain holders of 1% or more of the issued and outstanding Common Stock of the Company, each as set forth on
     Schedule III hereto, has delivered to the Representatives such person's enforceable written lock-up agreement in the form attached to this Agreement on Schedule IV (the "Lock-Up Agreement").

          (o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and

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     validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (p) Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute individually or in the aggregate would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which individually or in the aggregate would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which individually or in the aggregate, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

          (q) No transaction has occurred between or among the Company and any of its officers, directors or 5% or greater shareholders or any affiliate or affiliates of any such officer, director or 5% or greater shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (r) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          (s) The Company and its Subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. There are no tax audits or investigations pending which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company and any of its Subsidiaries.

          (t) The Shares have been duly authorized for quotation on the Nasdaq National Market ("Nasdaq") of The Nasdaq Stock Market, Inc., subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

          (u) Neither the Company nor any of its Subsidiaries is required to comply with the requirements or file the forms specified in Florida Statutes Section 517.075.

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          (v) The books, records and accounts of the Company and its
     Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (x) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (y) There are no affiliations with the NASD among the Company's officers, directors or, to the best knowledge of the Company, any 5% or greater shareholders of the Company, except as set forth in the Registration Statement.

          (z) (i) Each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) none of the Company or its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law.

          (aa) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (bb) Neither the Company, its Subsidiaries nor any other person associated with or acting on behalf of the Company or its Subsidiaries, including any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (cc) All material disclosure regarding year 2000 compliance that is required to be described under the Securities Act and the regulations and pronouncements of the Commission has been included in the Prospectus. Neither the Company nor any Subsidiary will incur material operating expenses or costs to ensure that its information systems will be year 2000 compliant, other than as disclosed in the Prospectus.

          (dd) The deposit accounts and investment certificates of the Subsidiaries are duly insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum dollar limits permitted by law. No charge, investigation or proceeding for the termination or revocation of either the Company or any of its Subsidiaries' charter, good standing or FDIC insurance is pending, or to the knowledge of the Company, threatened.

          (ee) Neither the Company nor any of its Subsidiaries are subject to any order of the Federal Reserve Board (the "FRB"), the FDIC, the New York State Banking Department (in the case of WCB, The Pavilion State Bank ("PSB") and First Tier Bank & Trust ("FTB")) or the Office of the Comptroller of the Currency (in the case of NBG), nor are the Company or any of its Subsidiaries subject to any agreement or consent related to compliance with banking laws and regulations with, or board resolution adopted at the instigation of, any such regulatory authorities. The Company and its Subsidiaries have conducted and are conducting their businesses so as to comply in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders (including without limitation the rules, regulations, decisions, directives and orders of the FRB, the FDIC, the New York State Banking Department (in the case of WCB, PSB and FTB) and the Office of the Comptroller of the Currency (in the case of the NBG)). No charge, investigation or proceeding with respect to the Company or its Subsidiaries is pending or, to the best of the Company's knowledge, threatened, by or before any regulatory, administrative or governmental agency, body or authority.

          (ff) The Company and each of its Subsidiaries are in compliance with all applicable capital requirements. The Company and each of its Subsidiaries are "well capitalized" as defined in FDIC regulations and will be "well capitalized" after the payment of any special assessment levied by the FDIC, and neither the Company nor any Subsidiary is, to the Company's knowledge, threatened with or being considered for receivership or any special supervision by the FRB, the FDIC, the New York State Banking Department (in the case of WCB, PSB and FTB) or the Office of the Comptroller of the Currency (in the case of the NBG).

          (gg) The Company is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended.

          (hh) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.

     5.  Representations and Warranties of the Selling Shareholder.  The Selling
         ---------------------------------------------------------
Shareholder hereby represents and warrants to each Underwriter as follows:

          (a) The Selling Shareholder has caused certificates for the number of Shares to be sold by the Selling Shareholder hereunder to be delivered to Peter G. Humphrey, endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated June __, 1999 between the Custodian and the Selling Shareholder (the "Custody Agreement").

          (b) The Selling Shareholder has granted an irrevocable power of attorney (the "Power of Attorney") to the person named therein, on behalf of the Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Shareholder pursuant hereto.

          (c) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties hereto or thereto, each constitutes the valid and legally binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.

          (d) The execution and delivery by the Selling Shareholder of this Agreement and the performance by the Selling Shareholder of its obligations under this Agreement (i) will not contravene any provision of applicable law, statute, regulation or filing or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) does not require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, (iii) does not and will not violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Selling Shareholder and (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholder is subject.

          (e) The Selling Shareholder has, and on the Firm Shares Closing Date will have, valid and marketable title to the Shares to be sold by the Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including any restriction on transfer.

          (f) The Selling Shareholder has, and on the Firm Shares Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder in the manner provided by this Agreement.

          (g) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

          (h) All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          (i) The Selling Shareholder has no reason to believe that any representation or warranty of the Company set forth in Section 4 above is untrue or inaccurate in any material respect.

          (j) The representations and warranties of the Selling Shareholder in the Custody Agreement are, and on each Closing Date will be, true and correct.

     6. Conditions of the Underwriters' Obligations.  The obligations of the
        -------------------------------------------
Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 7(a)(i) of this Agreement.

          (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

          (c) The representations and warranties of the Company and the Donors and the Selling Shareholder contained in this Agreement and in the certificates delivered pursuant to Sections 6(d) and 6(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholder shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company in their capacities as such, to the effect that (i) they have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

          (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

          (f) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a signed letter from KPMG LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

               (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Prospectus Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                  (A) the amounts in "Prospectus Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived; or

                  (B) with respect to the Company, there were, at a specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the shareholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999 included in the Registration Statement;

               (iii) they have performed certain other procedures as may be permitted under Generally Acceptable Auditing Standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration

          Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company; and

               (iv) based upon the procedures set forth in clauses (ii) and
          (iii) above and a reading of the amounts included in the Registration Statement under the headings "Prospectus Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Registration Statement and Prospectus and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the "Prospectus Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or that the information set forth therein is not fairly stated in relation to the financial statements included in the Registration Statement or Prospectus from which certain of such data were derived and are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus.

          References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the letter.

          (g) The Representatives shall have received on each Closing Date from Nixon, Hargrave, Devans & Doyle LLP, counsel for the Company and the Selling Shareholder, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

               (i) Each of the Company and its Non-Banking Subsidiaries (as set forth on Schedule II-A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York; and each of its Banking Subsidiaries (as set forth on Schedule II) has been duly organized and is validly existing and in good standing (i) with respect to Wyoming County Bank, The Pavilion State Bank and First Tier Bank & Trust, as banking corporations formed pursuant to Article III of the New York Banking Law and (ii) with respect to the National Bank of Geneva, as a national banking association formed under the laws of the United States (collectively, the "Subsidiaries"). Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a Material Adverse Effect.

               (ii) Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and, with respect to the Company, to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued by it.

               (iii) The Company has an authorized and issued capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares to be issued by the Company, when issued and sold pursuant to this Agreement, will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. There are no preemptive rights or any restrictions upon the voting or transfer of any securities of the Company pursuant to the Company's Certificate of Incorporation or by-laws or other governing documents or any other instrument to which the Company is a party or by which it may be bound. To the best of such counsel's knowledge, except as set forth in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of any shares of Common Stock (other than the Shares) or any security convertible into, exercisable for, or exchangeable for Common Stock. The capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iv) The issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for (i) 90 shares of the common stock of NBG (representing a 0.90% fully diluted equity interest in NBG) and (ii) 306.25 shares of the common stock of WCB (representing a 0.35% fully diluted equity interest in WCB), are owned directly by the Company, free and clear of any perfected security interest or, to the knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, other than those contained in the Registration Statement and the Prospectus.

               (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares to be issued by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the charter or by-laws of the Company or any Subsidiary.

               (vii) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition by the Company or the Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their assets, properties or businesses may be bound or affected, where the consequences of such default individually or in the aggregate would have a Material Adverse Effect.

               (viii) To the best of such counsel's knowledge, the Company and its Subsidiaries are not in violation of any (A) term or provision of their charter or by-laws or (B) any franchise, license, permit, judgment, decree, order, statute, rule or regulation (except where the consequences of the violation of this subsection (B), individually or in the aggregate, would not have a Material Adverse Effect).

               (ix) No consent, approval, authorization or order of any court or governmental agency or regulatory body is required for the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

               (x) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect.

               (xi) The statements in the Prospectus under the captions "Risk Factors--Our Business is Highly Regulated," "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Financial Condition--Government Guarantee Programs," "Supervision and Regulation," "Management--Stock Option Plan," "Management--Defined Benefit Plan," "Certain Related Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and Item 14 of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. Accurate copies of all contracts and other documents of which such counsel is aware that are required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

               (xii) The Registration Statement, the Preliminary Prospectus dated June 11, 1999 and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

               (xiii) The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such counsel's knowledge, are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

               (xiv) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xv) The Selling Shareholder has full legal right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver in the manner provided in this Agreement, the Shares to be sold by the Selling Shareholder hereunder.

               (xvi) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

               (xvii) The Custody Agreement and the Power of Attorney have been duly and validly authorized, executed and delivered by the Selling Shareholder, and each constitutes a valid and binding obligation of the Selling Shareholder.

               (xviii) The transfer and sale by the Selling Shareholder of the Shares as contemplated by this Agreement will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties may be bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation known to such counsel.

               (xix) Assuming the Underwriters are "protected purchasers" (as defined under Section 8-303 of the New York Commercial Code), upon delivery of the certificates by the Selling Shareholder for any Shares to be sold against payment therefor, the Underwriters will acquire valid and marketable title to such Shares, free and clear of any security interest or "adverse claims" within the meaning of Section 8-102 of the New York Commercial Code.

               (xx) Any consent, approval, authorization, license, certificate, permit or order of any court, governmental or regulatory agency, authority or body or financial institution that is required in connection with the performance of this Agreement by the Selling Shareholder or the consummation of the transactions contemplated hereby, including the delivery and sale of the Shares to be delivered and sold by the Selling Shareholder, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters, has been obtained.

          Such counsel may rely as to matters of fact on certificates of responsible officers of the Company, the Selling Shareholder and public officials. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and schedules and other financial data, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and schedules and other financial data, as to which such counsel need express no opinion) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Gibson, Dunn & Crutcher LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Gibson, Dunn & Crutcher LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Representatives shall have received copies of the Lock-Up Agreements executed by each entity or person set forth on Schedule III hereto.

          (j) The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

     7. Covenants of the Company.
        ------------------------

          (a) The Company covenants and agrees with each Underwriter as follows:

               (i) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

               (ii) The Company shall promptly advise the Representatives in writing (A) when any amendment to the Registration Statement shall have become effective, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 7(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

               (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

               (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

               (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

               (vii) Without the prior written consent of CIBC World Markets, for a period of 180 days after the date of this Agreement, the Company shall not (A) issue, register with the Commission (other than on Form S-8 or on any successor form), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance of the Shares pursuant to the Registration Statement and the grant of options and the issuance of shares pursuant to the Company's stock incentive plans as described in the Registration Statement and the Prospectus. In the event that during this period, (1) any shares are issued pursuant to the Company's stock incentive plans or any other compensation plan that are exercisable during such 180 day period or
          (2) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 day period, the Company shall cause each such grantee or purchaser or holder of such registered securities to enter into a Lock-Up Agreement in the form set forth on Schedule IV hereto.

               (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

          (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the following costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company and the Selling Shareholder under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement;
     (ii) the preparation and delivery of certificates for the Shares; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in
     Section 7(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; (vii) the Company's share of all marketing and road show expenses; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and the Selling Shareholder to the Underwriters. Subject to the provisions of Section 7(d) and Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement, including the fees and disbursements of counsel for the Underwriters.

          (c) In connection with the Directed Share Program, the Company will cause the Directed Shares to be restricted to the extent required by the NASD or its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. CIBC World Markets will notify the Company in writing prior to the Closing Date as to which Participants will need to be so restricted. At the written request of CIBC World Markets, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (d) The Company agrees to pay, or reimburse if paid by the Underwriters, all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

     8. Indemnification.
        ----------------

          (a) The Company and the Selling Shareholder agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, the liability of the Selling Shareholder pursuant to the provisions of
     Section 8(a) shall be limited to an amount equal to the aggregate net proceeds received by the Selling Shareholder from the sale of the Shares sold by the Selling Shareholder hereunder. This indemnity agreement will be in addition to any liability which the Company and the Selling Shareholder may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company, the Donors and the Selling Shareholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission with respect to such Underwriter which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, appearing under the caption "Underwriting" in the Prospectus.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          (d) The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of indemnification obligations among themselves.

     9. Contribution.  In order to provide for just and equitable contribution
        ------------
in circumstances in which the indemnification provided for in Section 8(a) or 8(b) for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Shareholder, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such

Underwriter hereunder; (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; and (iii) in no case shall the Selling Shareholder be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or the Selling Shareholder, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company, the Donors and the Selling Shareholder may otherwise have for the allocation of contribution obligations among themselves.

     10. Termination.  This Agreement may be terminated with respect to the
         -----------
Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Shareholder at any time:

          (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the NASD or any other governmental or regulatory authority; (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect; or

          (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement, or waived in writing by CIBC World Markets Corp. on behalf of the Underwriters.

     If this Agreement is terminated pursuant to this Section 10, neither the Company nor the Selling Shareholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Shareholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company, the Donors or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholder or to the other Underwriters for damages occasioned by its failure or refusal.

     11. Substitution of Underwriters.  If one or more of the Underwriters shall
         ----------------------------
fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

     In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholder and without liability on the part of the Company and the Selling Shareholder, except in both cases as provided in Sections 7(b), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company, the Selling Shareholder or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

     12. Miscellaneous.  The respective agreements, representations, warranties,
         -------------
indemnities and other statements of the Company or its officers, the Donors, the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Donors or the Selling Shareholder or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(b), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

     This Agreement has been and is made only for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets, CIBC Oppenheimer Tower, World Financial Center, New York, New York 10281, attention: Mary Anne Callahan, with a copy to Gibson, Dunn & Crutcher LLP, 200

Park Avenue, New York, New York 10166, attention: Steven R. Finley and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Nixon, Hargrave, Devans & Doyle, LLP, Clinton Square, P.O. Box 1051, Rochester, New York 14603, attention: Bruce J. Baker and (c) if to the Selling Shareholder, to the Young Men's Christian Association of Batavia, 209 East Main Street, Batavia, New York 14020-2205, attention: Executive Director, with a copy to Nixon, Hargrave, Devans & Doyle, LLP, Clinton Square, P.O. Box 1051, Rochester, New York 14603, attention: Michael J. Cooney.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among us.

                              Very truly yours,

                              FINANCIAL INSTITUTIONS, INC.

                              By:
                                 --------------------------------------
                                 Peter G. Humphrey
                                 President and Chief Executive Officer

                              YOUNG MEN'S CHRISTIAN ASSOCIATION
                                OF BATAVIA

                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:

Confirmed:

CIBC WORLD MARKETS
KEEFE, BRUYETTE & WOODS, INC.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS

By:______________________________
   Mary Anne Callahan
   Managing Director

                                   SCHEDULE I

                                                    Number of Firm Shares to be Purchased
                                                ---------------------------------------------
                                                                           From the Selling
Underwriter                                        From the Company           Shareholder
-----------                                     ----------------------  ---------------------
  CIBC World Markets.........................
  Keefe, Bruyette & Woods, Inc...............
  [Others]...................................
  [Others]...................................
  [Others]...................................
  [Others]...................................
    Total....................................           903,133                  430,200
                                                        =======                  =======


                                  SCHEDULE II

                      BANKING SUBSIDIARIES OF THE COMPANY
                      -----------------------------------

First Tier Bank & Trust (100.00% owned by the Company)

The National Bank of Geneva (99.10% owned by the Company)

The Pavilion State Bank (100.00% owned by the Company)

Wyoming County Bank (99.65% owned by the Company)

                                 SCHEDULE II-A

                    NON-BANKING SUBSIDIARIES OF THE COMPANY
                    ---------------------------------------

Financial Institutions Services, Inc. (100% owned by the Company)

The FI Group, Inc. (100% owned by the Company)

                                 SCHEDULE III

                     PERSONS TO EXECUTE LOCK-UP AGREEMENTS
                     -------------------------------------

Executive Officers and Directors
--------------------------------

        W.J. Humphrey, Jr.
        Peter G. Humphrey
        Jon J. Cooper
        Barton P. Dambra
        James R. Hardie
        Donald G. Humphrey
        W.J. Humphrey, III
        Thomas L. Kime
        H. Jack South
        Donald I. Wickham
        James H. Wyckoff
        Randolph C. Brown
        Regina R. Colegrove
        Sonia M. Dumbleton
        David L. MacIntyre
        R. Mitchell McLaughlin
        Ronald A. Miller
        Steven S. Perl

1% or Greater Shareholders (without duplication from above)
-----------------------------------------------------------

        Young Men's Christian Association of Batavia
        Susan Brown
        Elizabeth Burt
        David Humphrey
        Richard Humphrey
        Robert Humphrey
        Mark Humphrey
        John B. Humphrey
        Thomas N. Humphrey
        Page Humphrey Vernon
        Margaret Wyckoff
        Estate of James I. Wyckoff, James H. Wyckoff, Trustee
        Andrew W. Wyckoff
        Stephen G. Wyckoff
        Peter B. Wyckoff
        Katherine G. Wyckoff
        Doris M. Baisley
        Liva & Co.

                                  SCHEDULE IV

                           FORM OF LOCK-UP AGREEMENT
                           -------------------------

                                                June __, 1999

CIBC World Markets Corp.
Keefe, Bruyette & Woods, Inc.
c/o CIBC World Markets
CIBC Oppenheimer Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

        The undersigned understands that CIBC World Markets ("CIBC") and Keefe, Bruyette & Woods, Inc. ("Keefe") propose to enter into an Underwriting Agreement (the "Underwriting Agreements") with Financial Institutions, Inc., a New York corporation (the "Company") and the Young Men's Christian Association of Batavia (the "Selling Stockholder"), providing for the public offering (the "Public Offering") by the several Underwriters, including CIBC and Keefe (the "Underwriters"), of 1,333,333 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company (the "Common Stock").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of CIBC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock, either during the undersigned's lifetime or on death, (i) by will or the laws of descent and distribution or (ii) to the undersigned's ancestors, descendants or spouse, or to any custodian or trustee for the benefit of the undersigned or the undersigned's ancestors, descendants or spouse, whether by gift or for value; provided that any such transferee of such shares of Common Stock in this subsection (a) agrees to be bound by the terms of this lock-up and (b) shares of Common Stock pledged by the undersigned prior to the date of this lock-up agreement; provided that if such pledged shares are released or returned to the undersigned prior to the date which is 180 days after the date of the final prospectus, such previously pledged shares shall become subject to this lock-up agreement.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholder and the Underwriters.

                                        Very truly yours,


                                        -----------------------------
                                        Name:

                                        -----------------------------

                                        -----------------------------
                                        (Address)


                                     IV-2